===============================================================================

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement          / /  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                               BRUSH WELLMAN INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: ______

     (2) Aggregate number of securities to which transaction applies: _________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ______________________________________________________________________

     (4) Proposed maximum aggregate value of transaction: _____________________

     (5) Total fee paid: ______________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ______________________________________________

     (2) Form, Schedule or Registration Statement No.: ________________________

     (3) Filing Party: ________________________________________________________

     (4) Date Filed: __________________________________________________________

===============================================================================

                              BRUSH WELLMAN INC.
                            17876 St. Clair Avenue
                            Cleveland, Ohio 44110

                              ------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of Brush Wellman Inc. will be held at the Stouffer Tower City Plaza Hotel, 24 Public Square, Cleveland, Ohio on Tuesday, May 2, 1995 at 11:00 A.M. (Cleveland time), for the following purposes:

     (1) To elect three directors, each to serve for a term of three years and until a successor shall have been elected and qualified.

     (2) To approve adoption of the Brush Wellman Inc. 1995 Stock Incentive
         Plan.

     (3) To ratify and approve the selection of Ernst & Young LLP as independent auditors of the Company for the year 1995.

     (4) The transaction of such other business as may properly come before such meeting.

     The Board of Directors has fixed the close of business on March 7, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                            MICHAEL C. HASYCHAK
                                               Secretary

March 13, 1995

                     IMPORTANT -- YOUR PROXY IS ENCLOSED

PLEASE SIGN, DATE AND RETURN YOUR ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                              BRUSH WELLMAN INC.
                            17876 St. Clair Avenue
                            Cleveland, Ohio 44110

                               PROXY STATEMENT

                                MARCH 13, 1995

     This statement is furnished in connection with the solicitation by the Board of Directors of Brush Wellman Inc. (the "Company") of proxies to be used at the annual meeting of shareholders of the Company to be held on May 2, 1995. This statement and the related form of proxy are being sent to shareholders on or about the date of this statement.

     If the enclosed form of proxy is properly executed and returned, the shares represented by it will be voted at the meeting. The proxy may be revoked at any time prior to its exercise by giving notice to the Company in writing or in open meeting.

     As of March 7, 1995, the record date for the meeting, the Company had outstanding and entitled to vote 16,123,055 shares of Common Stock.

     Each outstanding share of Common Stock is entitled to one vote on each matter brought before the meeting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided not less than 48 hours notice in writing is given by any shareholder to the President, any Vice President or the Secretary of the Company that he desires that voting at such election be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of his votes to one nominee or divide his votes among as many nominees as he sees fit. Unless contrary instructions are received on proxies given to the Company, in the event that cumulative voting applies, all votes represented by such proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in such manner would not be effective to elect all such nominees, such votes will be cumulated in the discretion of the Company so as to maximize the number of such nominees elected.

     At the annual meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the annual meeting. Under Ohio law and the Company's Articles of Incorporation and Regulations, properly executed proxies that are marked "abstain" or are held in "street name" by brokers and not voted on one or more of the items (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of Item 1 will not be counted in determining the election of Directors. Abstentions and broker non-votes in respect of Items 2 and 3 will not be considered as votes cast for purposes of determining whether those matters are approved except as indicated under item 2 (see "1995 Stock Incentive Plan -- Recommendation").

     In addition to the solicitation of proxies by the use of the mails, officers and other employees of the Company may solicit the return of proxies by personal interview, telephone and telecopy. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. The costs of the solicitation of proxies will be borne by the Company.

                            ELECTION OF DIRECTORS

     At the present time it is intended that proxies will be voted for the election of Frank B. Carr, Gerald C. McDonough and John Sherwin, Jr. as directors for a term of three years and until the election of their successors. Each of such nominees has been previously elected as a director by shareholder action. Julien L. McCall will retire from the Board of Directors upon the expiration of his term on May 2, 1995. Pursuant to the Company's Code of Regulations, the class of directors whose terms expire in 1995 has been reduced by the Board of Directors from four to three members effective upon Mr. McCall's retirement.

     If any of these nominees should become unavailable, it is intended that the proxies will be voted as the Company shall determine. The Company has no reason to believe that any of the nominees will be unavailable. The three nominees receiving the greatest number of votes will be elected as directors of the Company.

     The following table sets forth information concerning the nominees and the directors whose terms of office will continue after the meeting:

  NOMINEES FOR TERMS ENDING IN 1998          CURRENT EMPLOYMENT
--------------------------------------------------------------------------------
FRANK B. CARR                      Managing Director, Corporate Finance,
  Director since 1970              McDonald & Company Securities, Inc.
  Member -- Audit Committee,       (investment banking and securities brokerage
     Pension Review Committee,     firm)
     Finance Committee and
     Nominating Committee
Age -- 67

Mr. Carr has been a Managing Director, Corporate Finance of McDonald & Company
Securities, Inc. during the past five years. He is a director of Invacare
Corporation and Preformed Line Products Company.

--------------------------------------------------------------------------------

GERALD C. MCDONOUGH                Retired Chairman and Chief Executive Officer,
  Director since 1983              Leaseway Transportation Corp. (trucking,
  Member -- Finance Committee,     leasing and distribution services company)
     Nominating Committee and
     Organization and
     Compensation Committee
Age -- 66

Mr. McDonough was Chairman and Chief Executive Officer of Leaseway
Transportation Corp. until his retirement in 1988. He is a director of Acme-Cleveland Corporation, Associated Estates Realty Corporation, Commercial
InterTech Corp., York International Corp. and is also a Trustee of the Fidelity
Funds.

--------------------------------------------------------------------------------

JOHN SHERWIN, JR.                  President, Mid-Continent Ventures, Inc.
  Director since 1981              (venture capital company)
  Member -- Audit Committee and
     Pension Review Committee
Age -- 56

Mr. Sherwin has been President of Mid-Continent Ventures, Inc. during the past five years.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS END IN 1997            CURRENT EMPLOYMENT
--------------------------------------------------------------------------------
GORDON D. HARNETT                   Chairman of the Board, President and Chief
  Director since 1991               Executive Officer of the Company
Age -- 52

Mr. Harnett was elected Chairman of the Board, President and Chief Executive
Officer of the Company effective January 1991. He had served as a Senior Vice
President of The B. F. Goodrich Company from November 1988. He is a director of
Essef Corporation and National City Bank, Cleveland.

--------------------------------------------------------------------------------

WILLIAM P. MADAR                    President and Chief Executive Officer,
  Director since 1988               Nordson Corporation
  Member -- Audit Committee,        (industrial equipment manufacturer)
     Nominating Committee and
     Organization and Compensation
     Committee
Age -- 55

Mr. Madar has been President and Chief Executive Officer of Nordson Corporation during the past five years. He is a director of Lubrizol Corporation, National
City Bank, Cleveland and Nordson Corporation.

--------------------------------------------------------------------------------

ROBERT M. MCINNES                   Business Consultant
  Director since 1977
  Member -- Audit Committee,
     Organization and Compensation
     Committee and Finance
     Committee
Age -- 64

Mr. McInnes was Of Counsel to the law firm of Arter & Hadden from November 1988 to November 1994. Prior to that time he was Group Executive Vice President of Cleveland-Cliffs Inc. He had also served as President and Chief Executive
Officer of Pickands Mather & Co., which became a wholly-owned subsidiary of Cleveland-Cliffs Inc. in December 1986. He is a Director of Cliffs Drilling
Company.

--------------------------------------------------------------------------------

HENRY G. PIPER                      Retired President and Chief Executive Officer
  Director since 1967               of the Company
  Member -- Audit Committee
     and Pension Review Committee
Age -- 72

Mr. Piper served as President, Chairman of the Board and Chief Executive Officer of the Company until his retirement from the Company on December 31, 1988. Mr.
Piper resumed employment with the Company as President and Chief Executive
Officer on January 23, 1990. Mr. Piper resigned from his positions effective upon the election of Mr. Harnett as Chairman of the Board, President and Chief
Executive Officer on January 22, 1991. He remained an employee of the Company until April 30, 1991. He is a Director of First Union Management Inc.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS END IN 1996            CURRENT EMPLOYMENT
--------------------------------------------------------------------------------
ALBERT C. BERSTICKER                President and Chief Executive Officer, Ferro
  Director since 1993               Corporation (specialty materials)
  Member -- Nominating Committee,
     Organization and
     Compensation Committee and
     Pension Review Committee
Age -- 60

Mr. Bersticker was elected Chief Executive Officer of Ferro Corporation in 1991.
He has been its President during the past seven years. Mr. Bersticker is a director of Ferro Corporation, Centerior Energy Corporation, KeyCorp Inc. and
Oglebay Norton Company.

--------------------------------------------------------------------------------

DR. CHARLES F. BRUSH, III           Personal investments
  Director since 1958
  Member -- Finance Committee,
     Nominating Committee and
     Organization and Compensation
     Committee
Age -- 71

There has been no change in Dr. Brush's occupation during the past five years.

--------------------------------------------------------------------------------

CLARK G. WAITE                      Retired Senior Vice President of the Company
  Director since 1978
Age -- 62

Mr. Waite retired as an officer of the Company effective January 31, 1995. He had been elected Senior Vice President in November 1994. In October 1991 he was elected Senior Vice President-Finance and Administration. He had been Chief
Financial Officer since September 1987 and Secretary since January 1, 1988.

===============================================================================


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors maintains, among other committees, an Audit Committee, Finance Committee, Nominating Committee, Organization and Compensation Committee and Pension Review Committee, the members of which are identified in the above table.

     The Audit Committee held three meetings in 1994. Its principal functions include the engagement of independent auditors or recommending action by the full Board of Directors with respect thereto; reviewing the scope and results of the audit and any non-audit services performed by such auditors; reviewing the adequacy of the Company's internal auditing, accounting and financial controls; and reviewing with independent auditors their report and opinion upon completion of their audit, including a review of any significant transactions not in the ordinary course of business and compliance with Company policies and codes of conduct.

     The Finance Committee held four meetings in 1994. Its principal functions include monitoring and making recommendations to the Board of Directors regarding debt, capital structure, dividend policy and shareholder relations.

     The Nominating Committee held three meetings in 1994. Its principal functions include evaluation of candidates for Board membership (including any nominations of qualified candidates submitted in writing by security holders to the Secretary of the Company) and recommendations to the full Board of Directors of candidates to fill executive vacancies that arise from time to time.

     The Organization and Compensation Committee held three meetings in 1994. Its principal functions include reviewing executive compensation, taking action where appropriate or making recommendations to the full Board of Directors with respect thereto, recommending the adoption of executive benefit plans, granting stock options and other awards, and recommending action on matters relating to management succession and changes in organizational structure.

     The Pension Review Committee held two meetings in 1994. Its principal function is reviewing the investment of pension funds and the investment elections available to participants in the Savings and Investment Plan.

     The Board of Directors held ten meetings in 1994. All of the directors attended at least 75% of the total meetings held by the Board of Directors and by the Committees on which they served during 1994.

DIRECTOR COMPENSATION

     Each director who is not an officer of the Company receives fees of $16,500 for each calendar year plus $1,000 for attending each meeting of the Board of Directors and each meeting of a Committee thereof. The Chairman of each Committee (if not an officer) receives an additional $1,000 on an annual basis.

     The Deferred Compensation Plan for Nonemployee Directors was approved by shareholders in 1992. The Plan provides each nonemployee director the opportunity to defer receipt of all or a portion of the compensation payable for his services as a director. The Company, in turn, transfers an amount equal to the reduction in compensation to a trust, which amounts are invested, at the director's discretion, in the Company's Common Stock or in accordance with the Company's investment policy.

     The Company established a Stock Option Plan for Non-Employee Directors in 1990. The Plan authorizes a one-time grant of a non-qualified option to purchase shares of Common Stock to each non-employee director who has never been an employee of the Company. Eight directors each received a grant on April 25, 1990 for 5,000 shares of the Company's Common Stock at an exercise price of $22.81. One director received a grant on April 27, 1993 for 5,000 shares of the Company's Common Stock at an exercise price of $11.81. The option price of each option granted under the Plan is equal to the average of the high and the low market price of the Common Stock on the date of grant. Each option becomes exercisable six months after the date of grant and expires ten years after the date of grant, subject to earlier termination in the event of termination of service on the Board or disability. The Plan also provides for one-time grants for up to three future directors upon their election or appointment to the Board.

     The Company's Directors Retirement Plan provides that a non-officer director, upon reaching age 65 and who shall thereafter die or retire from the Board and shall have served as a director for a minimum of seven years or attained the age of 70, shall receive for the number of years equal to his non-employee service, but not exceeding 15 years, after the date of his death or retirement, annual compensation in an amount equal to the rate of the annual retainer, including any Committee chairmanship, for non-officer directors in effect on the date of such death or retirement. Such amount shall be paid quarterly or, at the director's election and subsequent approval by the Organization and Compensation Committee, or in the event of death, in a lump sum equivalent to the present value of the unpaid quarterly payments using the Pension Benefit Guaranty Corporation interest rate in effect for determining lump sum benefits under the Brush Wellman Inc. Salaried Pension Plan. Directors, except those having reached age 65 before December 31, 1988, shall retire at the end of the year in which they reach their seventieth birthday.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

     The following table sets forth information regarding ownership of the Company's Common Stock as of January 31, 1995 by Directors, each of the named executive officers, all directors and executive officers as a group and certain other persons owning more than 5% of the Company's Common Stock. Unless otherwise indicated, persons named below held sole voting power and investment power with respect to their shares of the Company's Common Stock.

                                       SHARES OF COMMON STOCK         PERCENT OF COMMON STOCK
         NON-OFFICER DIRECTORS         BENEFICIALLY OWNED(1)            BENEFICIALLY OWNED
    --------------------------------   ----------------------         -----------------------
    Albert C. Bersticker............              5,500(2)                      *
    Dr. Charles F. Brush, III.......            331,136(2)(3)                  2.0%
    Frank B. Carr...................             17,000(2)                      *
    William P. Madar................             13,326(2)                      *
    Julien L. McCall................              5,500(2)                      *
    Gerald C. McDonough.............             23,231(2)(4)                   *
    Robert M. McInnes...............              9,100(2)                      *
    Henry G. Piper..................             11,169(5)                      *
    John Sherwin, Jr................             23,129(2)(6)                   *

    EXECUTIVE OFFICERS
    ------------------
    Gordon D. Harnett...............            191,986(2)                     1.1%
    Clark G. Waite..................            146,102(2)(7)                   *
    Stephen Freeman.................             18,990(2)                      *
    Craig B. Harlan.................             76,916(2)                      *
    Robert H. Rozek.................             74,015(2)                      *
    All directors and executive
      officers as a group (17
      persons)......................          1,107,853(8)                     6.6

    OTHER PERSONS
    -------------
    Trimark Investment Management
      Inc.
      40 King Street West 5200
      Toronto, Ontario, Canada......          1,304,000(9)                     8.1%
    State of Wisconsin Investment
      Board
      P.O. Box 7842
      Madison, Wisconsin............            990,000(10)                    6.1%
    Brush Wellman Inc. Savings and
      Investment Plan...............            940,367(11)                    5.8%
    State Street Bank and Trust Co.
      of Boston
      225 Franklin Street
      Boston, Massachusetts.........            810,255(12)                    5.0%

---------
 * Less than 1% of Common Stock.
====================================================================================

 (1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the "Commission"), under which a person is deemed to be the beneficial owner of a security, for these purposes, if he has or shares voting power or investment power in respect of such security or has the right to acquire such security within 60 days. The shares shown include shares credited to the account of each executive officer under the Company's Savings and Investment Plan. The shares shown in the table do not purport

                                        6

     to represent beneficial ownership for any purpose other than compliance with the Commission's reporting requirements.

 (2) Includes shares covered by outstanding options exercisable within 60 days, as follows: Mr. Harnett, 185,000; Mr. Waite, 102,000; Mr. Harlan, 74,200; Mr. Rozek, 69,700; Mr. Freeman, 18,600; and 5,000 for each of Messrs. Bersticker, Brush, Carr, Madar, McCall, McDonough, McInnes and Sherwin.

 (3) Includes 32,000 shares owned by the Charles F. Brush III Charitable Remainder Unitrust of which Dr. Brush is trustee and 3,000 shares owned by Dr. Brush's wife, as to all of which Dr. Brush disclaims ownership.

 (4) Includes 1,000 shares owned by Mr. McDonough's wife of which Mr. McDonough disclaims ownership.

 (5) Includes 400 shares owned by Mr. Piper's child of which Mr. Piper disclaims ownership.

 (6) Includes 10,334 shares owned by Mr. Sherwin's wife and children of which Mr. Sherwin disclaims ownership.

 (7) Includes 7,778 shares owned by Mr. Waite's wife of which Mr. Waite disclaims ownership.

 (8) Includes 645,000 shares subject to outstanding options held by officers and directors and exercisable within 60 days.

 (9) Information regarding share ownership was obtained from Amendment No. 2 to
     Schedule 13G filed with the Commission on February 12, 1993.

(10) Information regarding share ownership was obtained from Amendment No. 5 to
     Schedule 13G filed with the Commission on February 13, 1995.

(11) The Northern Trust Company, Chicago, Illinois, trustee for the Brush Wellman Inc. Savings and Investment Plan holds the shares in trust. All participants share voting power with the trustee of the Plan with respect to shares credited to their account.

(12) Information regarding share ownership was obtained from Schedule 13G filed with the Commission on March 8, 1995.


                         EXECUTIVE OFFICER COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth total annual compensation earned during the Company's last three years by the Chief Executive Officer and by the four most highly compensated executive officers other than the Chief Executive Officer.

                                                               LONG-TERM
                                                              COMPENSATION
                                                              ------------
                  ANNUAL COMPENSATION(1)                        AWARDS(2)
-----------------------------------------------------------   ------------
          NAME AND                                             SECURITIES
          PRINCIPAL                                            UNDERLYING        ALL OTHER
          POSITION             YEAR    SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(3)
-----------------------------  -----   --------    --------   ------------   ------------------
Gordon D. Harnett               1994    322,500(4)  253,800       30,000            9,673(4)
Chairman of the                 1993    315,000(4)        0       30,000           18,615(4)
Board, President and            1992    311,250     307,500       40,000            7,088
Chief Executive Officer

Clark G. Waite (5)              1994    171,374     134,653(6)       -0-            7,764(6)
Senior Vice President           1993    167,600           0       15,000            6,914
                                1992    166,450      83,800       15,000            5,894

Craig B. Harlan                 1994    166,000      92,130        7,500            4,980
Vice President Interna-         1993    165,600           0       10,000            6,694
tional-Europe                   1992    163,300      57,540       15,000            5,379

Stephen Freeman(7)              1994    146,041      81,651       10,000            4,381
Vice President                  1993    142,104           0       15,000            2,142
Alloy Products                  1992     70,002      35,000        6,000              -0-

Robert H. Rozek                 1994    138,348      80,475       10,000            4,150
Senior Vice President           1993    126,875           0       12,000            5,119
International and               1992    124,583      43,750       12,000            4,218
Beryllium Products

---------------

(1) No compensation was paid to any of the named executive officers that requires disclosure as "Other Annual Compensation."

(2) There were no restricted stock awards to any of the named executive officers for any of the years listed.

(3) Represents Company matching contributions to the Brush Wellman Inc. Savings and Investment Plan.

(4) Salary for 1994 and 1993 includes deferred compensation of $5,200 and $16,169, respectively. All Other Compensation for 1994 and 1993 includes Company matching contributions pursuant to the Brush Wellman Inc. Supplemental Retirement Benefit Plan of $2,600 and $11,809, respectively.

(5) Mr. Waite retired as an officer of the Company effective January 31, 1995.

(6) Bonus for 1994 includes $3,054 deferred compensation, and All Other Compensation includes $1,527 Company matching contributions pursuant to the Brush Wellman Inc. Supplemental Retirement Benefit Plan.

(7) Mr. Freeman began employment with the Company in July 1992.


                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants during 1994 to the executive officers included in the Summary Compensation Table. There was one grant of options to the named executive officers during the year.

                             INDIVIDUAL GRANTS
---------------------------------------------------------------------------
                                      % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                          (#) OF        OPTIONS                                ASSUMED ANNUAL RATES OF STOCK
                        SECURITIES    GRANTED TO     EXERCISE                  PRICE APPRECIATION FOR OPTION
                        UNDERLYING     EMPLOYEES     OR BASE                                TERM
                         OPTIONS       IN FISCAL      PRICE      EXPIRATION    ------------------------------
        NAME             GRANTED         YEAR         ($/SH)        DATE       0% ($)     5% ($)     10% ($)
---------------------   ----------    -----------    --------    ----------    ------    --------    --------
Gordon D. Harnett
Chairman of the
Board, President and
Chief Executive
Officer                   30,000         14.24        $15.75       12/19/04    $  -0-    $294,450    $757,345

Clark G. Waite(1)
Senior Vice President        -0-

Craig B. Harlan
Vice President
International -
Europe                     7,500          3.56        $15.75       12/19/04    $  -0-    $ 74,290    $188,260

Stephen Freeman
Vice President Alloy
Products                  10,000          4.75        $15.75       12/19/04    $  -0-    $ 99,050    $251,015

Robert H. Rozek
Senior Vice President
International and
Beryllium Products        10,000          4.75        $15.75       12/19/04    $  -0-    $ 99,050    $251,015


---------------

(1) Mr. Waite retired as an officer of the Company effective January 31, 1995.


     Stock options generally become exercisable six months from date of grant and generally expire ten years from date of grant as long as the optionee continues to be an employee of the Company. The option price is determined based on the average of the high and the low market price on date of grant. The option price may be paid by the optionee in cash or common stock of the Company or any combination thereof. Options are not transferable except by will or laws of descent. Options are not repriced except to prevent dilution or enlargement of the rights of the optionee.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning unexercised stock options held by the executive officers included in the Summary Compensation
Table and the value of such officers' unexercised options at December 31, 1994.

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING
                                                            UNEXERCISED OPTIONS      VALUE OF UNEXERCISED
                                SHARES                        AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                               ACQUIRED        VALUE              1994(#)               AT DECEMBER 31,
                             ON EXERCISE     REALIZED          EXERCISABLE/          1994($) EXERCISABLE/
          NAME                   (#)           ($)            UNEXERCISABLE              UNEXERCISABLE
-------------------------    -----------     --------     ---------------------     ---------------------
Gordon D. Harnett                                                185,000/                 $ 390,175/
Chairman of the Board,                                            30,000                  $  48,750
President and
Chief Executive Officer

Clark G. Waite                                                   102,000/                 $ 149,200/
Senior Vice President                                                -0-                  $     -0-

Craig B. Harlan                                                   74,200/                 $  83,500/
Vice President                  7,500        $ 30,125              7,500                  $  12,188
International - Europe

Stephen Freeman                                                   18,600/                 $  62,625
Vice President Alloy                                              12,400                  $  19,850
Products

Robert H. Rozek                                                   69,700/                 $ 139,623/
Senior Vice President                                             10,000                  $  16,250
International and
Beryllium Products


              REPORT OF ORGANIZATION AND COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Organization and Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors. The Committee is responsible for developing and making policy recommendations to the Board with respect to the Company's executive compensation. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer (the "CEO") and each of the other executive officers of the Company.

  COMPENSATION PHILOSOPHY -- PAY FOR PERFORMANCE

     The Committee's compensation philosophy is to recognize superior results with superior monetary rewards. Where results are below expectations, pay will directly reflect the less-than-targeted performance.

  TOTAL COMPENSATION STRATEGY

     The executive compensation strategy is to attract and retain qualified executives and to provide appropriate incentives to achieve the long-term success of the Company and to enhance shareholder value over the long term. The Company employs a total compensation strategy, taking into consideration base pay, performance compensation, and long-term incentives. Base salary is generally established at moderately competitive levels, and greater weight is put on the performance-driven portions of the compensation package.

  BASE SALARY

     In 1994, average base salary increases were less than average market increases. For example, the CEO's base salary was increased 3.2%. During 1994, the Company retained the services of an outside consultant who confirmed, in general, that base salaries were aligned with market medians (50th percentile) for comparable positions in the marketplace. The consultant utilized a variety of published and proprietary surveys to determine appropriate compensation levels for each position. These surveys included data gathered from numerous companies in the metals industry and general manufacturing, including surveys focusing on comparably-sized companies. Accordingly, the survey samples were substantially broader than the group of seven other companies reflected in the Dow Jones Non-Ferrous U.S. Metals Index used on the performance graph.

  PERFORMANCE COMPENSATION

     A Management Performance Compensation Plan (the "Plan") provides for annual single-sum cash payments that are based on achieving preestablished financial objectives. There are two separate financial measures which are established by the Committee on an annual basis. Each financial measure has a minimum and maximum value. Plan awards for executive officers as a percentage of base salary are based approximately half on achieving an annual earnings objective and half on achieving a return on invested capital objective that exceeds the three-year trailing median of Standard & Poor's "A" rated industrial companies. If either earnings or return on invested capital is at or below minimum, no related performance compensation is earned for that particular objective. The CEO is a participant in the Plan, and his annual performance compensation is based on the above specific factors that relate solely to the financial performance of the Company. The percentage of base salary available for performance compensation varies according to the level of performance achieved and the level of the individual's responsibility. The CEO and the Senior Vice President could attain 52% of base pay for achieving the earnings target and 78% of base pay for exceeding the target and maximizing the annual earnings objectives. Likewise, the other executive officers could attain 37% and 55.5%, respectively. In addition, the CEO and Senior Vice President could attain 50% and other executive officers 35% of base pay for achieving the return on invested capital target. In 1994, the annual earnings exceeded the maximum annual earnings objective, and payouts of 78% to the CEO and Senior Vice President and 55.5% to the other executive officers were made.

     The minimum return on invested capital target was not achieved, and no payouts were made under this component of the plan.

  LONG-TERM INCENTIVES

     Long-term incentives are provided through the grant of options to purchase stock under option plans approved by shareholders. In 1994 a total of 110 management employees were awarded options.

     The Company has a performance management process, which establishes personal and team objectives at the start of each year and includes a review of progress toward those objectives at year end. Option awards in 1994 were based on individual performance reviews and the optionee's potential impact on the success of the Company. The Committee decided on the option amounts for the CEO and executive officers based upon the Committee's judgment of their individual performance and also taking into account market comparative stock option grants as determined by the consulting firm who, in 1994, analyzed base salaries for the Company. The overall number of option shares granted was approximately 1.3% of total shares outstanding, slightly lower than average grants over the past several years.

     During 1994, the Company had a Stock Appreciation Rights (SAR) Plan that was approved by shareholders in 1977. No SARs have been issued since 1988.

     During 1994, the Committee and management initiated an in-depth study of the Company's total compensation practices for executives. One of the results of this study was the decision to refocus the long-term component of compensation from exclusive reliance on stock options to include stock awards based on achievement of predetermined, long-term financial objectives. In addition, the cash incentive program previously based on achieving a return on invested capital target would be changed to a stock award to align long-term incentives more closely with shareholder interests. The 1995 Stock Incentive Plan to be presented to the Company's shareholders at the 1995 annual meeting is designed, among other things, to enable the Committee to implement this strategy.

  1993 TAX ACT

     The $1 million limitation on deductibility of executive compensation imposed by the 1993 Tax Act (Section 162(m) of the Internal Revenue Code) has no immediate applicability to the Company. The Committee's general philosophy will be to "qualify" future long-term incentive plans for tax deductibility wherever appropriate, recognizing that, under certain circumstances, the limit may be exceeded.

The foregoing report has been furnished by the Committee.

                                            William P. Madar (Chairman)
                                            Albert C. Bersticker
                                            Charles F. Brush, III
                                            Gerald C. McDonough
                                            Robert M. McInnes

CUMULATIVE TOTAL SHAREHOLDER RETURN

     The following graph sets forth the five-year cumulative total shareholder return on the Company's Common Stock as compared to the cumulative total return for the same period of the S&P 500 Index and the Dow Jones Non-Ferrous U.S.
Metals Index. The Company is a member of the Dow Jones Non-Ferrous U.S. Metals
Index.

                     COMPARISON OF FIVE YEAR TOTAL RETURN*

                                                                    DJ NON-
      MEASUREMENT PERIOD          BRUSH WELL-                    FERROUS U.S.
    (FISCAL YEAR COVERED)          MAN INC.         S&P 500         METALS
    ---------------------        ------------      ---------     ------------
             1989                    100             100             100
             1990                     69              97              87
             1991                     69             126              91
             1992                     79             136             102
             1993                     75             150             101
             1994                     92             147             128


* Assumes that the value of the Common Stock of Brush Wellman Inc. and each index was $100 on December 31, 1989 and that all dividends were reinvested.


PENSION AND RETIREMENT BENEFITS

     The Company's Pension Plan for Salaried Employees is a defined benefit plan. The following table shows the estimated annual pension benefits under the Salaried Pension Plan as well as benefits provided under the Company's Supplemental Retirement Benefit Plan, to the extent that they supplement benefits provided under the Salaried Pension Plan, which would be payable, without reduction for any optional form of payment, to employees in various compensation classifications upon retirement in 1994 at age 65 after selected periods of service:

                               PENSION PLAN TABLE
FINAL AVERAGE                            YEARS OF SERVICE AT AGE 65
 ANNUAL PAY       -------------------------------------------------------------------------
  AT AGE 65       10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------     --------     --------     --------     --------     --------     --------
  $ 150,000       $ 30,000     $ 45,000     $ 52,500     $ 60,000     $ 67,500     $ 75,000
    200,000         40,000       60,000       70,000       80,000       90,000      100,000
    300,000         60,000       90,000      105,000      120,000      135,000      150,000
    400,000         80,000      120,000      140,000      160,000      180,000      200,000
    500,000        100,000      150,000      175,000      200,000      225,000      250,000
    600,000        120,000      180,000      210,000      240,000      270,000      300,000
    700,000        140,000      210,000      245,000      280,000      315,000      350,000
    800,000        160,000      240,000      280,000      320,000      360,000      400,000
    900,000        180,000      270,000      315,000      360,000      405,000      450,000

     The compensation covered by the Salaried Pension Plan and Supplemental Retirement Benefit Plan is regular base salary, sales commissions, and performance compensation. The compensation covered by the Salaried Pension Plan and Supplemental Retirement Benefit Plan is the same as the amounts shown in the salary and bonus columns of the Summary Compensation Table on page 8. Credited service for pension benefit purposes for Messrs. Harnett, Waite, Harlan, Freeman and Rozek is 18, 34, 18, 2 and 35 years, respectively. The Supplemental Retirement Benefit Plan adds 14 years to Mr. Harnett's Brush Wellman Inc. pension service. The amounts shown in the above table are computed on the basis of a straight-life annuity (for the employee's life only) and are shown without reduction for Social Security benefits or other offset amounts. The benefits shown in the above table are subject to reductions based on Social Security benefit amounts and, in the case of Mr. Harnett, for certain pension benefits from previous employers.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with certain senior executives, including all of the executive officers named in the Summary Compensation Table on page 8. These agreements provide certain benefits to the senior executives in the event there is a change in control of the Company. The material aspects of the employment agreements are summarized below.

     In general, a change in control of the Company is deemed to have occurred whenever:

          (i) the Board of Directors fails to include a majority of directors who are either "Original Directors" (those in office on February 20, 1989) or "Approved Directors" (those who, after February 20, 1989, are elected, or are nominated for election by the shareholders, by a vote of at least two-thirds of the Original Directors and the Approved Directors, if any);

          (ii) any "person" (as defined in Section 1701.01(G) of the Ohio General Corporation Law) shall have accumulated shares exceeding specified threshold levels (one-fifth, one-third or a majority) of the Company's voting power without first having obtained the shareholder approval required by, and otherwise complied with, the Ohio Control Share Acquisition Act (principally Section 1701.831 of the Ohio General Corporation Law); or

          (iii) the Board of Directors determines in good faith that (a) any particular actual or proposed accumulation of Company shares, tender offer, merger, consolidation, sale of assets, proxy contest or other event or series of events will, or is likely to, if carried out, result in a situation specified in (i) or (ii) above and (b) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of the agreements, if the agreements thereupon become immediately operative.

In the event of such a change in control, each executive will (if then an employee of the Company) remain employed in substantially his then position for four years or, if earlier, until the first to occur of the death of the executive or his reaching age 65 (the "Window Period"). During the Window Period, he will receive an annual amount at least equal to his salary rate in effect at the beginning of the Window Period (or, if higher, his salary rate at any time during the two full calendar years immediately preceding the change in control) plus the highest incentive compensation award received by him in any of the prior three years. In addition, he is entitled during the Window Period to continue to participate in all Company benefit plans in which he was participating and to receive all perquisites which were available to him (or to other benefits and perquisites at the same level as those he enjoyed) at the time of the change in control.

     After a change in control, the executive may be terminated by the Company for "cause" (the commission of a felony). If he is terminated without cause, or if he terminates for any of the specified reasons described below, he will be entitled to receive in a lump sum payment the present value of the remaining aggregate direct remuneration (salary and incentive compensation) which would otherwise have been paid to him for the remainder of the Window Period. The Company is obligated to secure these payments through a trust to be funded at or prior to the time of any change in control. The executive will also be entitled in such a case to the continuation of benefits and perquisites. The agreements include procedures intended to provide that none of the foregoing will constitute "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In general, tax penalties would be imposed on the executive and the Company if any of the foregoing were determined to constitute parachute payments. The executive may terminate employment with the Company and still be entitled to receive the payments specified above in the event of: (a) his good faith determination that, due to changed circumstances significantly affecting his position with the Company, he is unable to carry out his duties and responsibilities; (b) any reduction in compensation or any substantial reduction in position; or (c) any requirement that he have as his principal office any place more than 50 miles from his principal residence at the time of the change in control.

     If the executive is terminated without cause, or if the executive terminates for any of the reasons specified above, he is, in general, obligated for a period of two years (or, if less, the balance of the Window Period) to use reasonable efforts to seek other comparable employment. He is also generally obligated to pay over to the Company 50% of all employment income from other employers earned by him during that time and is subject for the same time to specified prohibitions on competition.

     The Company is obligated to pay all attorneys' and related fees and expenses incurred by an executive as a result of the Company's failure to perform its obligations under his agreement or as a result of specified challenges to the validity or enforceability of, or the executive's performance under, such agreement. This obligation of the Company must be secured by insurance or as the Board of Directors otherwise determines.

     In determining whether the Window Period commences, the agreements continue for five years. They will thereafter continue for successive two year increments unless either the Company or the executive gives a specified notice to the other.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. McInnes, a director of the Company, is a member of the Organization and Compensation Committee and was Of Counsel to the law firm of Arter & Hadden until November 1994. The Company retained Arter & Hadden as bond counsel and Company counsel for the refunding of certain of the Company's Industrial Revenue Bonds.

RELATED PARTY TRANSACTIONS

     The Company has retained McDonald & Company Securities, Inc. as co-agent with respect to a $75 million Medium-Term Note program. Mr. Carr, a director of the Company, is Managing Director, Corporate Finance of McDonald & Company Securities, Inc. The Company also retained the law firm of Arter & Hadden as bond counsel and Company counsel for the refunding of certain of the Company's Industrial Revenue Bonds. Mr. McInnes, a director of the Company, was Of Counsel to Arter & Hadden until November 1994.

                           1995 STOCK INCENTIVE PLAN

GENERAL

     The Board of Directors adopted the Brush Wellman Inc. 1995 Stock Incentive Plan (the "Incentive Plan") on February 7, 1995, subject to approval by the shareholders of the Company at the annual meeting. The Incentive Plan is intended to align the Company's long-term management incentives more closely with shareholder interests. The Incentive Plan affords the Organization and Compensation Committee of the Board of Directors (the "Committee") the flexibility to design stock-based incentives for the achievement of superior results. Initial awards under the Incentive Plan have been designed to implement the Company's transition from annual cash incentives to stock-based incentives measured over 2 and 3 year periods (see "Incentive Plan Benefits" below).

     The Incentive Plan authorizes the Committee to select from among five categories of incentive awards: performance restricted shares ("Performance Restricted Shares"), performance shares ("Performance Shares"), performance units ("Performance Units"), restricted shares ("Restricted Shares") and options to purchase Common Shares ("Option Rights"). The terms applicable to these various types of awards, including those terms that may be established by the Committee when making or administering particular awards, are set forth in detail in the Incentive Plan.

     The Incentive Plan is designed in part to replace the Company's 1979, 1984 and 1989 stock option plans (the "Prior Plans"). An aggregate of 228,565 shares were available for grant under the Prior Plans as of February 7, 1995. However, if the Incentive Plan is approved by the shareholders of the Company at the annual meeting, no further stock awards will be made under the Prior Plans, except to the extent that shares may become available for grant under the Prior Plans by reason of termination of options previously granted. Moreover, the Company's 1977 Stock Appreciation Rights Plan will be cancelled if the shareholders approve the Incentive Plan.

     Stock options for 1,532,860 shares previously granted under the Prior Plans were outstanding as of February 7, 1995. The following table sets forth additional information as to the stock options presently outstanding under the Prior Plans, which are held by approximately 168 optionees, all of whom are or were officers or key employees of the Company:

        OPTION GRANT DATE(1)     SHARES OPTIONED     OPTION PRICE
        ---------------------    ---------------     ------------
                April 2, 1985          28,500           $35.94
                April 2, 1986          34,900           $38.75
                April 7, 1987          49,500           $38.94
            December 15, 1987          61,500           $22.06
                April 6, 1988           5,000           $29.94
            December 20, 1988          80,500           $25.50
               April 24, 1989           2,000           $28.38
            December 19, 1989         265,000           $20.88
              January 2, 1990          25,000           $21.00
            December 18, 1990          95,000           $14.50
             January 22, 1991         100,000           $16.25
               April 22, 1991             500           $17.25
            December 16, 1991          99,600           $12.00
             January 10, 1992           4,000           $14.00
                July 28, 1992           3,000           $16.44
            December 15, 1992         221,560           $15.31
            December 20, 1993         241,600           $13.56
             December 6, 1994           5,000           $13.56
            December 20, 1994         210,700           $15.75
                                 ---------------
                        Total       1,532,860
                                 ================

---------------

(1) All options expire no later than 10 years from date of grant.


The option price with respect to the options reported above in each case represents the average of the high and the low market price of the Common Shares at the date of granting of the option.

SUMMARY OF THE PLAN

     The following general description of certain features of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, which is attached as Appendix A.

     ELIGIBILITY. Officers, including officers who are members of the Board of Directors, and other key salaried employees of the Company and its Subsidiaries may be selected by the Committee to receive benefits under the Incentive Plan.

     INCENTIVE PLAN LIMITS. The maximum number of Common Shares that may be (i) issued or transferred upon the exercise of Option Rights, (ii) awarded as Performance Restricted Shares or Restricted Shares and released from substantial risk of forfeiture thereof or (iii) issued or transferred in payment of Performance Shares or Performance Units that have been earned, shall not in the aggregate exceed 750,000 Common Shares, which may be shares of original issuance or treasury shares or a combination thereof. However, the number of shares awarded as Restricted Shares may not exceed 75,000 (excluding forfeitures). These limits are subject to adjustments as provided in the Incentive Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events.

     Upon the payment of any option price by the transfer to the Company of Common Shares or upon satisfaction of tax withholding obligations or any other payment made or benefit realized under the Incentive Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred only the net number of shares actually issued or transferred by the Company less the number of shares so transferred or relinquished. However, the number of shares actually issued or transferred by the Company upon the exercise of

Incentive Stock Options shall not exceed 750,000, subject to adjustment as provided for in the Incentive Plan. Upon the payment in cash of a benefit provided by any award under the Incentive Plan, any Common Shares that were covered by such award shall again be available for issuance or transfer under the Incentive Plan.

     The number of Performance Units granted under the Incentive Plan shall not in the aggregate exceed 750,000. Performance Units that are granted under the Incentive Plan and are paid in Common Shares or are not earned by a participant at the end of a performance period are available for future grants of Performance Units.

     No participant shall receive in any one calendar year awards of Performance Restricted Shares, Performance Shares and Performance Units having an aggregate value as of their respective dates of grant in excess of $1,000,000. No participant shall be granted Option Rights for more than 300,000 Common Shares during any five consecutive calendar years, subject to adjustment pursuant to the Incentive Plan.

     PERFORMANCE RESTRICTED SHARES. An award of Performance Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Common Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration from the participant.

     The Committee must specify Management Objectives (as discussed below) which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. The Committee shall also specify in respect of the specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Performance Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

     Performance Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of at least one year to be determined by the Committee on the date of the grant. To enforce these forfeiture provisions, the transferability of Performance Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. The Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of retirement, death or disability or a Change in Control (as defined in the Incentive Plan) of the Company.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. A Performance Share is the equivalent of one Common Share and a Performance Unit is the equivalent of the market value of one Common Share on the date of the grant. The participant will be given one or more Management Objectives to meet within a specified period (the "Performance Period"). The specified Performance Period may be subject to earlier termination in the event of a Change in Control of the Company. A minimum level of acceptable achievement will also be established by the Committee. If by the end of the Performance Period, the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the Performance Shares or Performance Units. If the participant has not achieved the Management Objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula. To the extent earned, the Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Committee in cash, Common Shares or any combination thereof.

     RESTRICTED SHARES. An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Common Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration from the participant. As noted above, no more than 75,000 shares may be awarded as Restricted Shares.

     As are Performance Restricted Shares, Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the date of the grant. This period may not be less than three years, except that the Committee may provide for a shorter period in the event of retirement, death or disability or a Change in Control of the Company.

     OPTION RIGHTS. The Committee may grant Option Rights that entitle the optionee to purchase Common Shares at a price equal to or greater than market value on the date of grant. The option price is payable at the time of exercise
(i) in cash, (ii) by the transfer to the Company of nonforfeitable, unrestricted Common Shares that are already owned by the optionee, (iii) with any other legal consideration the Committee may deem appropriate or (iv) by any combination of the foregoing methods of payment.

     Payment of the option price of any Non-qualified Option may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restriction on transfer. When paid for with such consideration, unless otherwise determined by the Committee on or after the date of the grant, whenever Common Shares received by the optionee upon the exercise of the Non-qualified Option is subject to the same risks of forfeiture or restrictions on transfer as applied to the consideration surrendered by the optionee. However, such risks of forfeiture and restriction on transfer shall apply only to the same number of Common Shares received by the optionee as applied to the forfeitable or restricted Common Shares surrendered by the optionee.

     The Committee has the authority to specify at the time Option Rights are granted that the Common Shares will not be accepted in payment of the option price until they have been owned by the optionee for a specified period; however, the Incentive Plan does not require any such holding period and would permit immediate sequential exchanges of Common Shares at the time of exercise of Option Rights. Any grant of an Option Right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates.

     Option Rights granted under the Incentive Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code or Option Rights that are not intended to so qualify or combinations thereof.

     Any grant of Option Rights may specify Management Objectives which, if achieved, will result in exercisability of such rights. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised. No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of the Option Rights in the event of a Change in Control of the Company.

     TRANSFERABILITY. No Option Right or other "derivative security" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") is transferable by a participant except by will or the laws of descent and distribution. Option Rights may not be exercised during a participant's lifetime except by the participant or, in the event of the participant's incapacity, by the participant's guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and court supervision. However, the Committee, in its sole discretion, may provide for the transferability of particular awards under the Incentive Plan as long as such provision will not disqualify the exemption for other awards under Rule 16b-3.

     The Committee may specify at the date of grant that all or any part of the Common Shares that are to be issued or transferred by the Company upon the exercise of Option Rights or upon payment under any grant of Performance Shares or Performance Units, or are to be no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of the Incentive Plan with respect to Restricted Shares, shall be subject to further restrictions on transfer.

     MANAGEMENT OBJECTIVES. The Incentive Plan requires that the Committee establish "Management Objectives" for purposes of Performance Restricted Shares, Performance Shares or Performance Units. When so determined by the Committee, Option Rights may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. Management Objectives applicable to any award to a participant who is, or is determined by the Committee likely to become, a "covered employee" within the meaning of 162(m)(3) of the Code shall be limited to specified levels of or growth in (i) return on invested capital, (ii) return on equity, (iii) return on operating assets, (iv) earnings per share and/or (v) market value per share. Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.

     ADMINISTRATION AND AMENDMENTS. The Incentive Plan is to be administered by a committee consisting of not less than three nonemployee directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. In connection with its administration of the Incentive Plan, the Committee is authorized to interpret the Incentive Plan and related agreements and other documents. The Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the Incentive Plan and may condition the grant of awards on the surrender or deferral by the participant of the participant's right to receive a cash bonus or other compensation otherwise payable by the Company or a subsidiary to the participant. The Committee may delegate its authority to officers of the Company and its subsidiaries in certain circumstances.

     The Incentive Plan may be amended from time to time by the Board of Directors, but without further approval by the shareholders of the Company, except no such amendment may (i) increase the aggregate number of Common Shares that may be issued or transferred and covered by outstanding awards, increase the aggregate number of Performance Units that may be granted, or increase the number of shares which may be granted to any participant in any one or three fiscal years, or (ii) otherwise cause Rule 16b-3 under the Exchange Act to cease to be applicable to the Plan.

     The Committee shall not, without the further approval of the Shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Rights shall be cancelled and replaced with awards having a lower option price without the further approval of the shareholders of the Company.

INCENTIVE PLAN BENEFITS

     It is not possible to determine the specific amounts that may be awarded to various individuals in the future under the Incentive Plan. However, subject to approval of the Incentive Plan by the shareholders at the annual meeting, the Committee has made awards of Performance Restricted Shares and Performance Shares to certain executive officers named in the Summary Compensation Table and certain other key employees for the year 1995.

     The table below reflects these awards for 1995. For any of the awards of Performance Restricted Shares to vest at the end of the two-year performance period, (1) the grantee must have remained in the continuous employ of the Company or one of its subsidiaries during the performance period and (2) the Company's Management Objectives must have at least been attained at the target level of achievement. If the level attained is between threshold and target, the number of Performance Restricted Shares to vest will be mathematically interpolated.

     The awards of Performance Shares shown in the table will only result in the issuance of Common Shares after the completion of the performance period and only if (1) the grantee shall have remained in the continuous employ of the Company or a subsidiary throughout the period and (2) the Management Objectives have been at least attained at the maximum level of achievement. If the level attained is between target and maximum, a portion will be earned based on mathematical interpolation.

     All awards presented in the table are subject to the attainment of return on invested capital (or return on assets for certain employees of wholly owned subsidiaries) over the two-year period beginning 1995. It is expected that future awards will be based on attainment of Management Objectives measured over a three-year period.

                            NEW PLAN BENEFITS TABLE
                                                        PERFORMANCE
                                                         RESTRICTED             PERFORMANCE
                                                           SHARES                SHARES(1)
                                                    --------------------    --------------------
                                                     DOLLAR                  DOLLAR
                NAME AND POSITION                   VALUE(2)     SHARES     VALUE(2)     SHARES
-------------------------------------------------   --------     -------    --------     -------
Gordon D. Harnett................................   $180,000      10,909    $ 90,000       5,455
  Chairman of the Board, President and Chief
  Executive Officer
Clark G. Waite...................................   $    -0-                $    -0-
  Senior Vice President (3)
Craig B. Harlan..................................   $ 58,100       3,521    $ 29,050       1,761
  Vice President International -- Europe
Stephen Freeman..................................   $ 56,700       3,436    $ 28,350       1,718
  Vice President Alloy Products
Robert H. Rozek..................................   $ 50,750       3,076    $ 25,375       1,538
  Senior Vice President International and
  Beryllium Products
Executive Group..................................   $525,731      31,863    $262,866      15,931
Non-Executive Director Group.....................   $    -0-                $    -0-
Non-Executive Officer............................   $724,680      43,920    $362,340      21,960
  Employee Group

---------------

(1) Each Performance Share is the equivalent of one Common Share.

(2) The dollar values shown are based on the market price of the Company's Common Shares on February 7, 1995.

(3) Mr. Waite retired as an officer of the Company effective January 31, 1995.


FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Incentive Plan based on federal income tax laws in effect on

January 1, 1995. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

  Tax Consequences to Participants.

     PERFORMANCE RESTRICTED SHARES. A recipient of Performance Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Performance Restricted Shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a
Section 83(b) election has not been made, any dividends received with respect to Performance Restricted Shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received.

     RESTRICTED SHARES. A recipient of Restricted Shares will be taxed in a manner substantially similar to that described above in the case of a recipient of Performance Restricted Shares.

     NON-QUALIFIED OPTION RIGHTS. In general: (i) no income will be recognized by an optionee at the time a non-qualified Option Right is granted; (ii) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     INCENTIVE STOCK OPTIONS. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If Common Shares are issued to an optionee pursuant to the exercise of an Incentive Stock Option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

     If Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     SPECIAL RULES APPLICABLE TO OFFICERS AND DIRECTORS. In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the Officer or Director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

  Tax Consequences to the Company or Subsidiary.

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation.

RECOMMENDATION

     A favorable vote of the majority of votes cast on the matter is necessary for approval of the Incentive Plan. In addition, the affirmative vote of a majority of Common Shares of the Company present, or represented, and entitled to vote on the matter at the Annual Meeting is necessary for purposes of Rule 16b-3 under the Exchange Act. Abstentions will be considered entitled to vote on the matter for purposes of Rule 16b-3 and broker non-votes will not. The Board of Directors believes that the approval of the Incentive Plan is in the best interests of the Company and the shareholders because the Incentive Plan will enable the Company to provide competitive equity incentives to officers and other key salaried employees to enhance the profitability of the Company and increase shareholder value.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE
PLAN.

                            APPOINTMENT OF AUDITORS

     The Board of Directors recommends ratification and approval of the appointment of Ernst & Young LLP, independent auditors, to audit the books and accounts of the Company for the year 1995. This proposal will be approved if a majority of the votes cast on this proposal at the annual meeting are in favor of the proposal.

     It is expected that a representative of Ernst & Young will attend the meeting, with the opportunity to make a statement if he so desires and will be available to answer appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the annual meeting of shareholders in 1996 must be received by the Company at 17876 St. Clair Avenue, Cleveland, Ohio, 44110, Attention: Secretary for inclusion in the Company's proxy statement and form of proxy for that meeting not later than November 10, 1995.

                                    GENERAL

     The Company does not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his own judgment.

By order of the Board of Directors.

                                                     BRUSH WELLMAN INC.


                                                    MICHAEL C. HASYCHAK
                                                         Secretary

Cleveland, Ohio
March 13, 1995

                                                                      APPENDIX A

                               BRUSH WELLMAN INC.

                           1995 STOCK INCENTIVE PLAN

     1. PURPOSE. The purpose of this Plan is to attract and retain officers and other key salaried employees of Brush Wellman Inc. (the "Corporation") and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

     2. DEFINITIONS. As used in this Plan,

     "BOARD" means the Board of Directors of the Corporation.

     A "CHANGE IN CONTROL" of the Corporation shall have occurred if any of the following events shall occur:

          (a) The Board at any time shall fail to include a majority of Directors who are either "Original Directors" or "Approved Directors". An Original Director is a Director who is serving on February 7, 1995. An Approved Director is a Director who, after such date, is elected, or is nominated for election by the shareholders, by a vote of at least two-thirds of the Original Directors and the previously elected Approved Directors, if any.

          (b) Any person (as the term "person" is defined in Section 1701.01(G) of the Ohio Revised Code) shall have made a "control share acquisition" (as the term "control share acquisition" is defined in Section 1701.01(Z) of the Ohio Revised Code) of shares of the Corporation without having first complied with Section 1701.831 of the Ohio Revised Code (dealing with control share acquisitions).

          (c) The Board shall at any time determine in the good faith exercise of its judgment that (i) any particular actual or proposed accumulation of shares of the Corporation, tender offer for shares of the Corporation, merger, consolidation, sale of assets, proxy contest, or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within paragraph (a) or
     (b) above and (ii) it is in the best interests of the Corporation and its shareholders, and will serve the intended purposes of this Plan, if such transaction or event or series of transactions or events is deemed to be a Change in Control.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means the committee described in Section 15(a) of this Plan.

     "COMMON SHARES" means (i) Common Shares of the par value of $1 per share of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 9 of this Plan.

     "DATE OF GRANT" means the date specified by the Committee on which a grant of Performance Restricted Shares, Performance Shares or Performance Units, Restricted Shares or Option Rights shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

     "DESIGNATED SUBSIDIARY" means a subsidiary that is (i) not a corporation or
(ii) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80 percent of the total combined voting power represented by all classes of stock issued by such corporation.

     "INCENTIVE STOCK OPTION" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

     "MANAGEMENT OBJECTIVES" means the achievement of a performance objective or objectives established pursuant to this Plan for Participants who have received grants of Perform-ance Restricted Shares, Performance Shares or Performance Units or, when so determined by the Committee, Option Rights. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed. The Management Objectives applicable to any award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision) shall be limited to specified levels of or growth in:

    (i)   return on invested capital;
   (ii)   return on equity;
  (iii)   return on operating assets;
   (iv)   earnings per share; and/or
    (v)   market value per share.

Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

     "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Committee from time to time.

     "NONQUALIFIED OPTION" means an Option Right that is not intended to qualify as a Tax-qualified Option.

     "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

     "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

     "OPTION RIGHT" means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or a Tax-qualified Option granted pursuant to Section 7 of this Plan.

     "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other salaried employee of the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

     "PERFORMANCE PERIOD" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 5 of this Plan within which the Management Objective relating thereto is to be achieved.

     "PERFORMANCE RESTRICTED SHARES" means Common Shares granted pursuant to
Section 4 of this Plan as to which neither substantial risk of forfeiture nor the restrictions on transfer referred to in such Section 4 has expired.

     "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Common Share and is awarded pursuant to Section 5 of this Plan.

     "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to the Market Value per Share of one Common Share on the Date of Grant and is awarded pursuant to Section 5 of this Plan.

     "RESTRICTED SHARES" means Common Shares granted pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in such Section 6 has expired. Restricted shares are not subject to Management Objectives specified by the Committee.

     "RULE 16B-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor rule to the same effect.

     "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

     "TAX-QUALIFIED OPTION" means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

     3. SHARES AND PERFORMANCE UNITS AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 9 of this Plan, the number of Common Shares which may be (i) issued or transferred upon the exercise of Option Rights, (ii) awarded as Restricted Shares or Performance Restricted Shares and released from substantial risk of forfeiture thereof or (iii) issued or transferred in payment of Performance Shares or Performance Units that have been earned, shall not in the aggregate exceed 750,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof; provided, however, that the number of Restricted Shares shall not in the aggregate exceed 75,000 (excluding any forfeitures), subject to adjustment as provided in Section 9 of this Plan.

     (b) Upon the full or partial payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of tax withholding obligations in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation less the number of Common Shares so transferred or relinquished; provided, however, that the number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed the number of Common Shares first specified above in Section 3(a), subject to adjustment as therein provided.

     (c) Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

     (d) The number of Performance Units that may be granted under this Plan shall not in the aggregate exceed 750,000. Performance Units that are granted under this Plan and are paid in Common Shares or are not earned by the Participant at the end of the Performance Period shall be available for future grants of Performance Units hereunder.

     (e) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any period of one calendar year receive awards of Performance Restricted Shares, Performance Shares and Performance Units having an aggregate value as of their respective Dates of Grant in excess of $1,000,000.

     (f) Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Option Rights for more than 300,000 Common Shares during any period of five consecutive calendar years, subject to adjustment as provided in Section 9 of this Plan.

     4. PERFORMANCE RESTRICTED SHARES. The Committee may also authorize grants to Participants of Performance Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b) Any grant of Performance Restricted Shares shall specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such Shares and each grant shall specify in respect of the specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives; provided, however, that no such termination shall occur less than one year after the Date of Grant, except in the event of retirement, death or disability of the Participant or a Change in Control of the Corporation.

          (c) Each grant may be made without payment of additional consideration from the Participant.

          (d) Each grant shall provide that the Performance Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a Change in Control of the Corporation or other similar transaction or event.

          (e) Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Performance Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Performance Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

          (f) Any grant or sale may require that any or all dividends or other distributions paid on the Performance Restricted Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

          (g) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Performance Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Performance Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

     5. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

          (b) The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant and may be subject to earlier termination in the event of a Change in Control of the Corporation.

          (c) Each grant shall specify the Management Objectives that are to be achieved by the Participant and each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the specified Management Objective.

          (d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

          (e) Any grant of Performance Shares or Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

          (f) Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

          (g) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

     6. RESTRICTED SHARES. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b) Each grant may be made without payment of additional consideration from the Participant.

          (c) Each grant shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of at least three years to be determined by the Committee on the Date of Grant, and any grant may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a Change in Control of the Corporation.

          (d) Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

          (e) Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

          (f) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

     7. OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant of Option Rights shall specify the number of Common Shares to which it pertains.

          (b) Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

          (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 7(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

          (d) Any grant of a Nonqualified Option may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this
     Section 7(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

          (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates.

          (f) Successive grants may be made to the same Optionee regardless of whether any Option Rights previously granted to the Optionee remain unexercised.

          (g) Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a Change in Control of the Corporation.

          (h) Option Rights granted pursuant to this Section 7 may be Nonqualified Options or Tax-qualified Options or combinations thereof.

          (i) Any grant of Option Rights may specify Management Objectives which, if achieved, will result in exercisability of such rights.

          (j) No Option Right granted pursuant to this Section 7 may be exercised more than 10 years from the Date of Grant; subject to this limit, the Committee may cause Option Rights to continue to be exercisable after termination of employment of the Participant under circumstances specified by the Committee.

          (k) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

     8. TRANSFERABILITY. (a) No Option Right or other derivative security (as that term is defined in Rule 16b-3) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Option Rights granted under this Plan may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for the transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3.

     (b) Any grant made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Option Rights or in payment of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Sections 4 and 6 of this Plan, shall be subject to further restrictions upon transfer.

     9. ADJUSTMENTS. The Committee may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights and Performance Shares granted hereunder, the Option Prices per Common Share and the kind of shares (including shares of another issuer) covered thereby, as the Committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or
(b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the maximum numbers of Common Shares and Restricted Shares specified in Section 3(a) of this Plan, the maximum number of Performance Units specified in Section 3(d) of this Plan and the maximum number of Common Shares specified in Section 3(f) of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 9. This Section 9 shall not be construed to permit the re-pricing of any Option Rights in the absence of any of the circumstances described above in contravention of Section 16(b) hereof.

     10. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

     11. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Shares. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     12. PARTICIPATION BY EMPLOYEES OF DESIGNATED SUBSIDIARIES. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, whether or not such Participant is also employed by the Corporation or another Subsidiary, the Board may require such Designated Subsidiary to agree to transfer to such employee (when, as and if provided for under this Plan and any applicable agreement entered into with any such employee pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Board and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of "Board" and except in other cases where the context otherwise requires.

     13. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary or Designated Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

     14. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public or military service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 8(b) of this Plan, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

     15. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Organization and Compensation Committee of the Board, which shall be composed of not less than three members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Restricted Shares, Performance Restricted Shares, Performance Shares or Performance Units, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

     (c) The Committee may delegate to the appropriate officer or officers of the Corporation or any Subsidiary, part or all of its authority with respect to the administration of awards made by the Committee to individuals who are not officers or directors of the Corporation within the meaning of the Securities Exchange Act of 1934.

     16. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Board; provided, however, (i) except as expressly authorized by this Plan, no such amendment shall increase the maximum numbers of Common Shares and Restricted Shares specified in Section 3(a) hereof, increase the maximum number of Performance Units specified in Section 3(d) hereof, increase the numbers of Common Shares specified in Section 3(e) hereof, or otherwise cause this Plan to cease to satisfy any applicable condition of Rule 16b-3 or otherwise cause any award under the Plan to cease to qualify for the performance-based exception to
Section 162(m) of the Code, without the further approval of the shareholders of the Corporation.

     (b) The Committee shall not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Rights shall be cancelled and replaced with awards having a lower Option Price without the further approval of the shareholders of the Corporation.

     (c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

     (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

          (e)(i) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option Right; provided, however, that any such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

          (ii) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the stockholders of the Corporation shall be null and void if it is subsequently determined that such approval was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3.

     17. TERMINATION OF THE PLAN. No further awards shall be granted under this Plan after the passage of 10 years from the date on which this Plan is first approved by the shareholders of the Corporation.

                              BRUSH WELLMAN INC.
P
R                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X     The undersigned appoints Gordon D. Harnett, or if he is unable
Y or unwilling to act, then Michael C. Hasychak, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of shareholders of Brush Wellman Inc. to be held on May 2, 1995 and at any adjournment or postponement thereof:


      Election of Directors, Nominees:               (change of address)

      Frank B. Carr, Gerald C. McDonough and      ___________________________
      John Sherwin, Jr.
                                                  ___________________________

                                                  ___________________________

                                                  ___________________________

                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                    SIDE

  / X /     PLEASE MARK YOUR                                          SHARES IN YOUR NAME     REINVESTMENT SHARES
            VOTES AS IN THIS
            EXAMPLE.

                   FOR  WITHHELD                      FOR   AGAINST  ABSTAIN                                 FOR   AGAINST  ABSTAIN

1. Election of    / /    / /      2. Approving the    / /    / /      / /      3. Confirming the appoint-    / /    / /      / /
   Directors                         adoption of the                              ment of Ernst & Young
   (see reverse)                     1995 Stock                                   as independent auditors
                                     Incentive Plan.                              of the Company.

For, except vote withheld from                                                 4. In accordance with his judgment upon any other
the following nominee(s):                                                         matter properly presented.

______________________________

                                                                                THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
                                                                                AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED,
                                                                                WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND
                                                                                FOR ITEM 2 AND 3.

                                                             Change     / /
                                                               of
                                                             Address

                                                             Attend     / /
                                                             Meeting

                                                                                PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                                                                PROMPTLY IN THE ENCLOSED ENVELOPE WHICH
                                                                                REQUIRES NO POSTAGE


     SIGNATURE(S) _____________________________________________________   DATE  ____________

     SIGNATURE(S) _____________________________________________________   DATE  ____________

     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.


                       CONFIDENTIAL VOTING INSTRUCTIONS

TO: THE NORTHERN TRUST COMPANY, TRUSTEE UNDER THE BRUSH WELLMAN INC. PAYSOP

Pursuant to section 6.8 of the Brush Wellman Inc. Savings and Investment Plan, the undersigned as a participant in the Plan hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Wellman Inc. credited to the undersigned's PAYSOP Contribution Account under the Plan on the record date for the annual meeting of shareholders of Brush Wellman Inc. to be held on May 2, 1995 and at any adjournment or postponement thereof, on the following matters as checked below:


Election of Directors, Nominees:

Frank B. Carr, Gerald C. McDonough and John Sherwin, Jr.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                  SEE REVERSE
                                                                      SIDE

  / X /     PLEASE MARK YOUR                                          SHARES IN YOUR NAME     REINVESTMENT SHARES
            VOTES AS IN THIS
            EXAMPLE.

                   FOR  WITHHELD                      FOR   AGAINST  ABSTAIN                                 FOR   AGAINST  ABSTAIN

1. Election of    / /    / /      2. Approving the    / /    / /      / /      3. Confirming the appoint-    / /    / /      / /
   Directors                         adoption of the                              ment of Ernst & Young
   (see reverse)                     1995 Stock                                   as independent auditors
                                     Incentive Plan.                              of the Company.

For, except vote withheld from                                                 4. In accordance with his judgment upon any other
the following nominee(s):                                                         matter properly presented.

______________________________

                                                                              PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. THE
                                                                              TRUSTEE SHALL NOT VOTE SHARES OF THE COMPANY FOR
                                                                              WHICH IT DOES NOT RECEIVE INSTRUCTIONS.

                                                                              THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD WILL BE
                                                                              SEEN ONLY BY AUTHORIZED PERSONNEL OF THE TRUSTEE. THE
                                                                              SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS
                                                                              DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED BUT THIS
                                                                              CARD IS EXECUTED AND RETURNED, WILL BE VOTED FOR THE
                                                                              ELECTION OF DIRECTORS AND FOR ITEM 2 AND 3.

                                                                              PLEASE SIGN, DATE AND RETURN YOUR VOTING CARD
                                                                              PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO
                                                                              POSTAGE




     SIGNATURE(S) _____________________________________________________   DATE  ____________

     NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.


                       CONFIDENTIAL VOTING INSTRUCTIONS

TO: THE NORTHERN TRUST COMPANY, TRUSTEE UNDER THE BRUSH WELLMAN INC. SAVINGS
    AND INVESTMENT PLAN.

Pursuant to section 6.8 of the Brush Wellman Inc. Savings and Investment Plan, the undersigned as a participant in the Plan hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Wellman Inc. credited to the undersigned's account (other than shares credited under the PAYSOP Contribution Account) under the Plan on the record date for the annual meeting of shareholders of Brush Wellman Inc. to be held on May 2, 1995 and at any adjournment or postponement thereof, on the following matters as checked below:


Election of Directors, Nominees:

Frank B. Carr, Gerald C. McDonough and John Sherwin, Jr.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                               SEE REVERSE
                                                                  SIDE

  / X /     PLEASE MARK YOUR                                          SHARES IN YOUR NAME     REINVESTMENT SHARES
            VOTES AS IN THIS
            EXAMPLE.

                   FOR  WITHHELD                      FOR   AGAINST  ABSTAIN                                 FOR   AGAINST  ABSTAIN

1. Election of    / /    / /      2. Approving the    / /    / /      / /      3. Confirming the appoint-    / /    / /      / /
   Directors                         adoption of the                              ment of Ernst & Young
   (see reverse)                     1995 Stock                                   as independent auditors
                                     Incentive Plan.                              of the Company.

For, except vote withheld from                                                 4. In accordance with his judgment upon any other
the following nominee(s):                                                         matter properly presented.

______________________________


                                                                              PLEASE SIGN EXACTLY AS NAME APPEARS  BELOW. THE
                                                                              TRUSTEE SHALL VOTE SHARES OF THE COMPANY FOR WHICH IT
                                                                              DOES NOT RECEIVE INSTRUCTIONS IN THE SAME PROPORTION
                                                                              AS SUCH SHARES FOR WHICH IT RECEIVES VOTING
                                                                              INSTRUCTIONS.

                                                                              THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD WILL BE
                                                                              SEEN ONLY BY AUTHORIZED PERSONNEL OF THE TRUSTEE. THE
                                                                              SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS
                                                                              DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED BUT THIS
                                                                              CARD IS EXECUTED AND RETURNED, WILL BE VOTED FOR THE
                                                                              ELECTION OF DIRECTORS AND FOR ITEM 2 AND 3.

                                                                              PLEASE SIGN, DATE AND RETURN YOUR VOTING CARD
                                                                              PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO
                                                                              POSTAGE




     SIGNATURE(S) _____________________________________________________   DATE  ____________

     NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.
